Exhibit 99.6

VIROLOGIC, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2004

The undersigned hereby appoints William D. Young, Kathy L. Hibbs and Karen J. Wilson, and each of them as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ViroLogic, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 345 Oyster Point Boulevard, South San Francisco, California, 94080 on                 , 2004 at 9:00 a.m. (local time), and at any and all adjournments and postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 3 AND FOR PROPOSALS 1, 2, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

VIROLOGIC, INC.

            , 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR LISTED BELOW AND “FOR” PROPOSALS 1, 2, 4, 5 and 6. PLEASE SIGN,
DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	To approve the issuance of ViroLogic common stock pursuant to the Agreement and Plan of Merger and Reorganization among ViroLogic, Inc., Apollo Acquisition Sub, Inc., Apollo Merger Subsidiary, LLC and ACLARA BioSciences, Inc.	☐	☐	☐

		2.	To approve an amendment to the ViroLogic Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.	☐	☐	☐

		3.	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders.

NOMINEES:

☐    FOR ALL NOMINEES

☐    WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐    FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ■

☐ William Jenkins, MD ☐ William D. Young
				FOR	AGAINST	ABSTAIN
		4.	To approve and adopt the 2004 Equity Incentive Plan.	☐	☐	☐

		5.	To approve and adopt the 2000 Employee Stock Purchase Plan, as amended, increasing the number of shares of common stock authorized for issuance under the Plan by 1,000,000 shares to a total of 2,000,000 shares.	☐	☐	☐

		6.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst and Young LLP as the independent registered public accounting firm of ViroLogic for its fiscal year ending December 31, 2004.	☐	☐	☐
To change the address on your account, please check the box at right and Indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder Date:		Signature of Stockholder Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please five full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE EFFECTIVENESS OF PROPOSAL 1 IS CONDITIONED ON STOCKHOLDER APPROVAL OF PROPOSAL 2. ACCORDINGLY, IN THE EVENT THAT PROPOSAL 2 DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTES, NEITHER PROPOSAL 1 NOR 2 WILL BECOME EFFECTIVE AND THE MERGER TRANSACTION WILL NOT BE CONSUMMATED.